UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2023
AgileThought, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39157	87-2302509
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd. Suite 1650E, Irving, Texas	(971) 501-1140	75039
(Address of Principal Executive Offices)	(Registrant's telephone number, including area code)	(Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AGIL	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	AGILW	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, AgileThought, Inc. (the “Company”) had certain defaults under the following agreements for which it sought forbearance:

•that certain Financing Agreement, dated as of May 27, 2022 (as amended to date, the “Financing Agreement”), by and among the Company and the other loan parties thereto (collectively, the “Financing Agreement Loan Parties”), the lenders thereunder (the “1L Lenders”), and Blue Torch Finance LLC, as administrative and collateral agent for such lenders (the “1L Agent”), and

•that certain Credit Agreement, dated as of November 22, 2021 (as amended to date, the “Credit Agreement” and, together with the Financing Agreement, collectively, the “Loan Agreements”), by and among the Company and the other loan parties thereto (collectively, the “Credit Agreement Loan Parties”), the lenders therein (the “2L Lenders”), GLAS AMERICAS LLC, as collateral agent (the “2L Collateral Agent”) and GLAS USA LLC, as administrative agent (the “2L Administrative Agent” and, together with the 1L Lenders, 1L Agent, 2L Lenders and 2L Collateral Agent, collectively, the ”Lender Parties”).

On April 18, 2023, the Company and the other Financing Agreement Loan Parties entered into a forbearance agreement regarding the Financing Agreement (the “Financing Forbearance Agreement”), and the Company and the other Credit Agreement Loan Parties entered into a forbearance agreement regarding the Credit Agreement (the “Credit Forbearance Agreement” and, together with the Financing Forbearance Agreement, the “Forbearance Agreements”). Pursuant to the Forbearance Agreements, the Lender Parties have agreed to forbear from accelerating their respective obligations and otherwise exercising any rights and remedies (other than certain limited remedies, such as continuing to accrue applicable default interest) under the Loan Agreements and the other Loan Documents (as defined in each Loan Agreement)] until May 10, 2023, or earlier in the event of non-compliance with certain representations, covenants and other requirements, all subject to the terms and conditions thereof.

The foregoing descriptions of the Financing Forbearance Agreement and the Credit Forbearance Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the complete text of each, a copy of each of which is being filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 5.0.2. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2023, the Board of Directors (the “Board”) of the Company (a) increased the size of the Board from 11 to 12 directors, creating a vacancy in Class I of the Board, and (b) appointed Patrick Bartels to fill that vacancy. The term of Class I directors expires at the 2025 annual meeting of shareholders of the Company.

In addition, Mr. Bartels has been appointed as the independent manager of certain subsidiaries. The Company intends to enter into an agreement with Mr. Bartels pursuant to which, among other things, Mr. Bartels will be paid an aggregate of $35,000 per month for at least six months for his services as such.

Other than as disclosed herein, there are no arrangements or understandings between Mr. Bartels and any other person pursuant to which he was named a director of the Company and there is no transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibit(s).

Exhibit Number	Exhibit Description
10.1	Forbearance Agreement dated as of April 18, 2023, by and among AgileThought, Inc., certain lenders and other parties relating to the U.S. borrower.
10.2	Forbearance Agreement dated as of April 18, 2023, by and among AgileThought, Inc., certain lenders and other parties relating to the U.S and Mexican borrowers.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2023

AGILETHOUGHT, INC.

By:	/s/ Manuel Senderos
Manuel Senderos
Chief Executive Officer